UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Amerant Bancorp Inc. (the “Company”) is filing this Amendment No. 1 to amend the Company’s Current Report on Form 8-K filed on June 3, 2021 to update certain disclosures therein under Item 5.02. The disclosure contained in Item 5.02 of the Current Report on Form 8-K filed on June 3, 2021 is hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on June 3, 2021, on June 1, 2021, Amerant Bancorp Inc. (the “Company”), Amerant Bank, N.A. (the “Bank”) and Alfonso Figueredo, President and Chief Operating Officer, agreed that Mr. Figueredo would step down from his positions with the Company and the Bank effective June 30, 2021 (the “Termination Date”).

On June 30, 2021, Mr. Figueredo and the Bank entered into a Separation Agreement and General Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Figueredo stepped down from his position as President and Chief Operating Officer of the Company and the Bank and a member of the Bank’s and Amerant Investments Inc’ Board of Directors (and any committees thereof) on June 30, 2021 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Figueredo will be entitled to receive: (i) a cash severance payment equal to $928,780 (one time the sum of his base salary and the average of the annual bonuses earned for the three previous years), less applicable withholdings and taxes, payable over a twelve-month period, (ii) accelerated vesting of 24,923 shares of class A common stock of the Company, corresponding to the last installment of shares of restricted stock granted to Mr. Figueredo pursuant to the Restricted Stock Agreement entered into by the Mr. Figueredo and the Company on January 7, 2019; (iii) continued group health plan coverage for Mr. Figueredo and his eligible dependents for a period of up to one year following the Separation Date, provided that Mr. Figueredo and his eligible dependents elect to maintain group health plan coverage for such period, and (iv) outplacement assistance in the form determined by the Bank offered through a third-party vendor selected by the Bank for up to six (6) months following the Termination Date. In addition, Mr. Figueredo will be paid all compensation earned through the Separation Date, including the Accrued Amounts, as that term is defined in the Employment Agreement dated March 20, 2019 entered into between the Bank and Mr. Figueredo (the “Employment Agreement”). Mr. Figueredo has the right to revoke the Separation Agreement within seven days after the Termination Date, in which case the Separation Agreement shall automatically be deemed null and void.

As consideration for the foregoing, Mr. Figueredo has agreed to a general release of all claims against the Bank and its affiliates (including, but not limited to, the Company) as well as to be bound to the continuing covenants and restrictions in sections 6, 7 and 8 of the Employment Agreement, including customary non-solicitation and confidentiality provisions.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, in accordance with the terms and conditions of the Restricted Stock Unit and Performance Based Restricted Stock Unit Agreements entered into by and between the Company and Mr. Figueredo, 1,351 restricted stock units and 1,729 performance stock units, respectively, vested on the Termination Date. Settlement of the restricted stock units and performance stock units was made in shares of Class A common stock of the Company.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Separation Agreement and General Release dated June 30. 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2021	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: SVP, Securities Counsel and Assistant Corporate Secretary